UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 11, 2023
ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware			001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

1706 South Midkiff
Midland	,	Texas		79701
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of ProPetro Holding Corp. (the “Company”) previously approved, subject to stockholder approval, the Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “A&R LTIP”) on March 27, 2023. As further described below in Item 5.07, the Company’s stockholders approved the A&R LTIP at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 11, 2023. As a result, the A&R LTIP became effective on May 11, 2023.

The A&R LTIP increases the number of shares of common stock available for issuance thereunder by 3,400,000, from 4,650,000 to 8,050,000, subject to the share recycling and adjustment provisions of the A&R LTIP. All 8,050,000 shares will be available for issuance upon the exercise of incentive stock options. The A&R LTIP also extends the term of the plan to the tenth anniversary of the Annual Meeting.

Consistent with the predecessor plan, the A&R LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock units, (vi) awards of vested stock, (vii) dividend equivalents, (viii) other stock-based or cash awards, and (ix) substitute awards. Employees, non-employee directors, and other service providers of the Company and its affiliates are eligible to receive awards under the A&R LTIP. Consistent with the predecessor plan, the A&R LTIP provides that, subject to certain exceptions, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or awards, for such individual’s service on the Board in excess of $500,000.

The material terms of the A&R LTIP are described in more detail in the section entitled “Proposal 3: Approval of The Amended and Restated 2020 Long Term Incentive Plan” of the Company’s definitive proxy statement for the Annual Meeting, which was filed with the United States Securities and Exchange Commission on March 30, 2023 and is incorporated by reference herein (the “Proxy Statement”).

The foregoing description of the A&R LTIP is qualified in its entirety by reference to the A&R LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders elected each of the Company’s nine director nominees to serve until the Company’s 2024 Annual Meeting of Stockholders. Further, the Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. In addition, the Company’s stockholders approved the A&R LTIP and the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 — Election of Directors.

NOMINEES	FOR	WITHHOLD	BROKER NON-VOTES
Samuel D. Sledge	103,729,360	1,616,016	3,426,890
Phillip A. Gobe	97,793,972	7,551,404	3,426,890
Spencer D. Armour III	95,604,623	9,740,753	3,426,890
Mark S. Berg	98,886,560	6,458,816	3,426,890
Anthony J. Best	103,947,223	1,398,153	3,426,890
Michele Vion	101,554,392	3,790,984	3,426,890
Mary P. Ricciardello	104,334,064	1,011,312	3,426,890
G. Larry Lawrence	104,398,862	946,514	3,426,890
Jack B. Moore	91,550,976	13,794,400	3,426,890

Proposal 2 — Approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
80,131,278	25,180,657	33,438	3,426,893

Proposal 3 — Approve the Amended and Restated 2020 Long Term Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
101,023,354	4,307,763	14,257	3,426,892

Proposal 4 — Ratification of the appointment of RSM US LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.

FOR	AGAINST	ABSTAIN
107,748,902	560,132	463,232

Item 8.01 Other Events.

On May 17, 2023, the Company issued a press release announcing that its Board of Directors approved a $100 million share repurchase program. Repurchases under the program have been authorized until May 31, 2024. A copy of the press release announcing the share repurchase program is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan.
99.1	Press Release dated May 17, 2023.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2023

PROPETRO HOLDING CORP.

/s/ David S. Schorlemer
David S. Schorlemer Chief Financial Officer